                                                                     EXHIBIT 4.1

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

               APPLIED VOICE RECOGNITION, INC., d/b/a e-DOCS.net

                          VOID AFTER AUGUST 31, 2003

          This certifies that DAVID M. KHALILZAD ("Khalilzad") is entitled to purchase One Million (1,000,000) Shares of fully paid and nonassessable shares of Common Stock, $0.001 par value (the "Common Stock"), of Applied Voice Recognition, Inc., a Delaware corporation doing business as e-DOCS.net (the "Company"), at a price equal to $0.15 per share. Shares may be purchased at any time, in whole or in part, until the expiration of this Warrant. This Warrant is issued to Khalilzad in connection with Geneva Capital Corp's service as placement agent with respect to the private placement of One Million Dollars ($1,000,000) in shares of Common Stock of the Company. This Warrant and the Common Stock issuable upon exercise of this Warrant are subject to the terms of a Registration Rights Agreement dated effective September 1, 2000, between Khalilzad and the Company, which agreement provides certain registration rights in favor of Khalilzad.

          The purchase price per share of Common Stock from time to time in effect under this Warrant, and the number and character of shares covered hereby, shall be subject to adjustments from time to time in certain instances as follows, and the term "Exercise Price" shall mean the price per share originally set forth in this Warrant or any price resulting from adjustments pursuant to the terms hereof. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock". The term "Holder" shall refer to Khalilzad or any person or entity holding this Warrant in accordance with the terms hereof.

     (a)  Exercise of Warrant.  Subject to and in accordance with the provisions
          -------------------
hereof, this Warrant may be exercised in whole or in part after the date appearing above the signature of the Company below (the "Effective Date"), but not later than 5:00 p.m., Houston time, on August 31, 2003; or if such day is a day on which United States government offices are closed, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all applicable federal and state taxes. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise and pursuant to compliance herewith, together with payment of the Exercise Price, the Holder shall be deemed to be the holder of record, for all purposes, of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, cause to be issued and delivered to the Holder hereof or the transferee designated in the Purchase Form a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise registered in the name of the Holder hereof, or the name of the transferee so designated, as the case may be.

     (b)  No Impairment.  The Company hereby agrees that (i) at all times there
          -------------
shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant, and (ii) it will take all action as may be necessary in order that all shares of Common Stock as may be issued pursuant to this Warrant shall, upon issuance, be duly and validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

     (c)  Fractional Shares.  No fractional shares or scrip representing
          -----------------
fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, after payment of the Exercise Price for such fractional share by the Holder, the Company shall round the number of shares issued upon the exercise of this Warrant to the next highest full share.

     (d)  Assignment of Warrant or Warrant Stock or Loss of Warrant.
          ---------------------------------------------------------

          (1) This Warrant may not be sold, transferred, assigned or hypothecated at any time after its execution and delivery, except upon compliance with the requirements of this Warrant and any applicable state or federal securities laws.

          (2) Any sale, assignment, transfer or hypothecation of this Warrant shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and accompanied with funds sufficient to pay any transfer tax; whereupon, the Company shall, after first receiving such evidence as the Company may reasonably require as to compliance with this Warrant, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

          (3) The term "Warrant" as used herein includes any Warrant issued in substitution for or replacement of this Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will at its expense execute and deliver a new Warrant of like tenor and date. When authorizing the execution and delivery of a new Warrant to replace a Warrant lost, stolen or destroyed, the Board of Directors of the Company may, in its sole discretion and as a condition precedent thereto, require the Holder to deliver an affidavit in a form satisfactory to the Board of Directors of the Company and to indemnify the Company against any claim that may be made against the Company with respect to such lost, stolen or destroyed Warrant.

     (e)  Anti-dilution and Adjustment Provisions.  The purchase price per share
          ---------------------------------------
of Common Stock from time to time in effect under this Warrant, and the number and character of shares covered hereby, shall be subject to adjustments from time to time in certain instances as follows.

          (1) In case the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or shall issue in exchange for its outstanding shares of Common Stock a greater number of shares of Common Stock, then in each such case from and after the record date for such subdivision or exchange, the number of shares of Common Stock covered by this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock and the Exercise Price then in effect shall be correspondingly decreased; and in the case the Company shall reduce the number of shares of its Common Stock by a combination of shares or shall issue in exchange for its outstanding shares of Common Stock a lesser number of shares of Common Stock, then in each such case from and after the record date for such combination or exchange, the number of shares of Common Stock covered by this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the then prevailing Exercise Price shall be correspondingly increased.

          (2) In case the Company shall declare and pay a dividend upon its Common Stock payable in Common Stock, then in each such case from and after the record date for determining the stockholders entitled to receive such dividend, the number of shares of Common Stock covered by this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the then prevailing Exercise Price shall be correspondingly decreased.

          (3) In case of any reclassification or change of outstanding shares of Common Stock (other than as a result of a subdivision, combination or stock dividend) or in case of the consolidation or merger of the Company with or into any other corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change in its outstanding shares of Common Stock), or in case of any sale by the Company of all or substantially all of its assets to another corporation (as determined in accordance with the Delaware General Corporation Law), the Holder shall have the right thereafter to receive upon exercise of this Warrant the amount and kind of shares of capital stock and other securities and property entitled to be received upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock of the Company covered by this Warrant at the then prevailing Exercise Price, subject to subsequent adjustments as provided herein.

     (f)  Notices to Holder.  So long as this Warrant shall be outstanding and
          -----------------
unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation (as determined in accordance with Delaware General Corporation Law), or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) and at least thirty days prior to the date specified in (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and at least twenty days prior notice as to the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

     (g)  Transfer to Comply with the Securities Act.
          ------------------------------------------

          (1) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section (g) with respect to any resale or other disposition of such securities.

          (2) The Company may cause the legends set forth at the top of the first page hereof to be set forth on each Warrant and the following legends to be set forth on each certificate representing Warrant Stock, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933 OR THE OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

     (h)  Applicable Law.  This Warrant shall be governed by, and construed in
          --------------
accordance with, the laws of the State of Delaware.

     (i)  Notice.  Any notices or certificates by the Company to the Holder and
          ------
by the Holder to the Company shall be deemed delivered if in writing and delivered personally or five (5) days after being sent by certified mail or registered mail, return receipt requested, to the Holder. For purposes hereof, the address of the Holder shall be 100 United Nations Plaza, East 48/th/ Street, Apt. 24G, New York, NY 10017,
Attention: David M. Khalilzad, and the address of the Company shall be 1770 St. James Place, Suite 116, Houston, Texas 77056, Attention: President; provided, however, either address may be changed by notice given in accordance herewith.

     (j)  Nonwaiver.  No course of dealing or any delay or failure to exercise
          ---------
any right, power or remedy hereunder on the part of the Holder hereof shall operate as a waiver of or otherwise prejudice such Holder's rights, powers or remedies.

     (k)  Holder Not a Stockholder.  Prior to the exercise of this Warrant as
          ------------------------
hereinbefore provided, the Holder hereof shall not, by virtue of its ownership of this Warrant, except as specifically provided herein, be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company, or (b) receive notice of or attend any meetings of stockholders of the Company or notice of any other proceedings of the Company.

     (l)  Successors and Assigns.  This Warrant and the rights evidenced hereby
          ----------------------
shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and the Holder of the shares of Common Stock issued upon the exercise hereof, and shall be enforceable by any such Holder.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed effective as of September 1, 2000.

                                 APPLIED VOICE RECOGNITION, INC.,
                                 d/b/a e-DOCS.net

                                 By: /s/ Timothy J. Connolly
                                    ----------------------------------
                                     Timothy J. Connolly, Chairman

                                 PURCHASE FORM

     The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by said Warrant for, and to purchase thereunder, ________ shares of Common Stock, $0.001 par value per share, of Applied Voice Recognition, Inc., d/b/a e-DOCS.net and herewith makes payment of $___________ in cash therefor and requests that the certificates for such shares be issued in the name of _____________________________________ and delivered to ________________________________________________, whose address is
_____________________________________________________ and, if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.


Dated: _________________            _________________________________
                                    Name:____________________________
                                    Title:___________________________

                                    Address:_________________________
                                            _________________________
                                            _________________________

                                    Social Security
                                    or Tax I.D. No. _________________

                                 ASSIGNMENT IN FULL


     FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto _______________________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ______________________________, attorney, to transfer the said Warrant on the books of the within named Company.



Dated: _________________                 _________________________________
                                         _________________________________

                                         Address: _________________________
                                                  _________________________
                                                  _________________________

                                         Social Security
                                         or Tax I.D. No. __________________

                                 PARTIAL ASSIGNMENT


     FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto ________________________________ a portion of the within Warrant and the rights evidenced thereby, to wit: the right to purchase
                                                 -- ---
______ shares of Common Stock of Applied Voice Recognition, Inc., d/b/a e-DOCS.net and does irrevocably constitute and appoint _________________________, attorney, to transfer to such extent the said Warrant on the books of the within named Corporation.


Dated: _________________                 _________________________________
                                         _________________________________

                                         Address: ________________________
                                                  ________________________
                                                  ________________________

                                         Social Security
                                         or Tax I.D. No. _________________